Exhibit 14.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128583, No. 333-119240, No. 333-109074 and No. 333-99485) of Altana Aktiengesellschaft of our report dated March 3, 2006 relating to the financial statements which appear in this Form 20-F.
PricewaterhouseCoopers
Aktiengesellschaft
Wirtschaftsprüfungsgesellschaft
Frankfurt am Main, Germany
March 29, 2006

/s/ Armin Slotta	/s/ Klaus Höfer

Armin Slotta Wirtschaftsprüfer German Public Auditor	Klaus Höfer Wirtschaftsprüfer German Public Auditor